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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 033-24228 of Allstate Life of New York Variable Annuity Account of Allstate Life Insurance Company of New York on Form N-4 of our report dated February 21, 1997 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York and our report dated February 21, 1997 relating to the financial statements of Allstate Life of New York Variable Annuity Account contained in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life of New York Variable Annuity Account of Allstate Life Insurance Company of New York) which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
April 15, 1997